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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-68487 and File No. 333-58969) and Form S-3 (File No. 333-94323) of Cumulus Media Inc. of our report, dated April 13, 2000 except for the first and second paragraphs of Note 1, which are as of January 11, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.



/s/PricewaterhouseCoopers LLP

Chicago, Illinois
February 2, 2001